                                                                   EXHIBIT 4.22

                                                                 EXECUTION COPY


















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                               THIRD AMENDMENT TO
                               WALBRO CORPORATION
                           CREDIT AGREEMENT AND WAIVER

                             COMERICA BANK, as AGENT

                            HARRIS BANK, as CO-AGENT

================================================================================

            THIRD AMENDMENT TO WALBRO CREDIT AGREEMENT AND WAIVER



     THIS THIRD AMENDMENT ("Third Amendment") is made as of this 27th day of August, 1997 by and among Walbro Corporation, a Delaware corporation ("Company"), Comerica Bank and the other banks signatory hereto (individually, a "Bank" and collectively, the "Banks") and Comerica Bank, as agent for the Banks (in such capacity, "Agent").

     RECITALS:

     A. Company, Agent and certain of the Banks entered into that certain Amended and Restated Walbro Corporation $135,000,000 Credit Agreement dated as of September 22, 1995 (as amended by the First Amendment to Walbro Credit Agreement dated as of March 8, 1996 and the Second Amendment to Walbro Credit Agreement dated as of March 17, 1997, the "Credit Agreement") under which such Banks renewed and extended (or committed to extend) credit to the Company and the Permitted Borrowers, as set forth therein.

     B. At the Company's request, Agent and the Banks have agreed to make certain amendments to the Credit Agreement to make certain changes as hereinafter set forth, but only on the terms and conditions set forth in this Third Amendment .

     NOW THEREFORE, Company, Agent and the Banks agree:

     1. Section 1 of the Credit Agreement is amended as follows:

          (a) Section 1.36 (the definition of "Covenant Compliance Report") is amended to replace the word "and" following the reference to "9.11" with a comma and to add, following the reference to "9.15", the words "and 9.16,".

          (b) Sections 1.50A (the definition of "EBIT") and 1.51 (the definition of "EBITDA") are amended to add, following the word "taxes" in each such Section, the words "based on income and foreign withholding taxes."

          (c) Section 1.88A (the definition of "Interest Coverage Ratio") is amended to add, at the end of said Section (following the words "Consolidated basis"), the words:

          "provided, however, that gross interest expense shall include cash interest paid under the Convertible Debentures, whether or not classified as interest expense for purposes of GAAP."

          (d) Section 1.124 (the definition of "Permitted Investments") is amended (i) to add in subparagraph (c) thereof, following the words "issued by" (in the second line thereof), the words "or eurodollar time deposits placed with", (ii) to delete the word "and" from the end of subparagraph (d) thereof, (iii) to change the period following subparagraph (e) to a semicolon and (iv) to add new subparagraph (f), as follows:

               "(f) repurchase agreements entered into with any Bank (or other commercial banking institution of the stature referred to in clause
          (c) above) which (i) mature within one year from the date of acquisition, (ii) which are fully collateralized by investment instruments that would otherwise be Permitted Investments under clauses (a) through (d) above; provided all such repurchase agreements require physical delivery of the investment instruments securing such repurchase agreements, except those delivered through the Federal Reserve Book Entry System."

          (e) New Section 1.132A is added to the Credit Agreement, immediately following Section 1.132, as follows:

               "1.132A 'Purchase Money Loan Facility' shall mean that certain Purchase Money Loan Agreement dated as of the date hereof by and among Company and certain of its Domestic Subsidiaries, as borrowers, the Banks and the Agent to fund the purchase of machinery, equipment, fixtures and other fixed assets according to the terms thereof, as amended, renewed, replaced, extended or supplemented from time to time."

          (f) New Section 1.132B is added to the Credit Agreement, immediately following Section 1.132A, as follows:

               "Section 1.132B 'Purchase Money Facility Outstandings' shall mean the aggregate principal amount outstanding from time to time under the Purchase Money Loan Facility."

          (g) New Section 1.136A is added to the Credit Agreement, immediately following Section 1.136, as follows:

               "1.136A 'Refunded Purchase Money Loan Advance' is defined in
          Section 2.3(c) hereof."

          (h) Section 1.142 (the definition of "Revolving Credit Aggregate Commitment") is amended and restated in its entirety, as follows:

               "Section 1.142 Revolving Credit Aggregate Commitment" shall mean One Hundred Thirty Five Million Dollars ($135,000,000), subject to permanent reduction or termination pursuant to Sections 2.15 or 10.2 hereof, minus the aggregate amount of Purchase Money Facility Outstandings, if any; provided, however, that so long as the maximum amount of Advances of the Revolving Credit which the Company and the Permitted Borrowers may request hereunder is subject to the restrictions set forth



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

          in Section 2.3(i) hereof, the Revolving Credit Aggregate Commitment shall be deemed to be One Hundred Fifteen Million Dollars ($115,000,000), subject to permanent reduction or termination pursuant to Section 2.15 or 10.2 hereof, minus the aggregate amount of Purchase Money Facility Outstandings, if any."

     2.   Section 2 of the Credit Agreement is amended as follows:

          (a) Section 2.3(c) is amended to add at the end of said Section (following the words "Section 2.3(c), but before the semicolon) the following:

          "and provided further that, in the case of any Advance of the Revolving Credit being applied to reduce outstandings under the Purchase Money Loan Facility, the aggregate principal amount of such outstandings to be refunded hereunder ("Refunded Purchase Money Loan Advance") shall not be included for purposes of calculating the limitation under this Section 2.3(c)".

          (b) New Sections 2.3(h) and 2.3(i) are added to the Credit Agreement, immediately following Section 2.3(g), as follows:

               "(h) At any time following the occurrence of a Default or Event of Default under the Purchase Money Loan Facility and at all other times upon three (3) Business Days prior written notice by Agent to Company, the Agent shall, at the direction or with the concurrence of the Majority Banks, promptly request on behalf of Company or the applicable Permitted Borrower (which hereby irrevocably directs the Agent to act on its behalf), that each Bank make an Advance of the Revolving Credit in an amount equal to such Bank's Percentage of the principal amount outstanding under the Purchase Money Loan Facility (and accrued interest thereon), or such lesser portion thereof as covered by the applicable direction or concurrence of the Majority Banks. Each such Refunded Purchase Money Loan Advance shall be a Prime-based Advance. Each Bank's obligation to make Advances of the Revolving Credit under this subparagraph (h) shall be absolute and unconditional and shall not be affected by any circumstances, including without limitation, (i) any set-off, counterclaim or recoupment, defense or other right which such Bank may have against Company, the Permitted Borrowers or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Company, any Permitted Borrower or any other Person;
          (iv) any breach of this Agreement by the Company, any Permitted Borrower or any other Person; (v) any inability of the Company or the Permitted Borrowers to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such Advance is to be made; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.



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

               "(i) Until the Company has delivered the financial statements for its year ending December 31, 1997 in accordance with Section 8.3(b) of this Agreement, Company and the Permitted Borrowers agree not to request Advances of the Revolving Credit which would cause the aggregate principal amount outstanding under the Revolving Credit (taking into account all Swing Line Advances, the undrawn amount of all Letters of Credit issued (or requested but not yet issued), the unreimbursed amount of any draws under any Letters of Credit at such time all determined in the manner set forth in Section 2.3(c) hereof, plus the aggregate Purchase Money Facility Outstandings, to exceed at any time the sum of One Hundred Fifteen Million Dollars ($115,000,000) and, in the event of any Request for Advance by Company or the Permitted Borrowers contrary to this subparagraph (i), the Banks shall not be required to fund any such requested Advance."

          (c) Section 2.13 is amended to add, following the words "Revolving Credit Aggregate Commitment then in effect (whether used or unused)," (in the eighth line thereof), the words "without giving effect to any reductions therein based on the amount of Purchase Money Loan Outstandings, and without taking into account any reduced availability under Section 2.3(i)".

          (d) Section 2.15(v) is amended and restated in its entirety, as follows:

          "(v) no reduction shall reduce the amount of the Revolving Credit Aggregate Commitment to an amount which is less than the sum of the aggregate undrawn amount of any Letters of Credit outstanding at such time, plus the face amount of all Letters of Credit requested, but not yet issued at such time, plus the unreimbursed amount of any draws under Letters of Credit at such time, plus the aggregate amount of Purchase Money Indebtedness and availability under the Purchase Money Loan Facility from time to time."

     3. Section 8 of the Credit Agreement shall be amended as follows:

     (a) Section 8.5 (establishing the Funded Debt Ratio) is amended to change the reference to "4.5" in Section 8.5(c) to "4.75".

     (b) Section 8.6 (establishing the Interest Coverage Ratio) is amended to change the reference to "1.45" in Section 8.6(c) to "1.1", and to amend and restate Section 8.6(d), in its entirety as follows:

          "(d) from December 31, 1997 to March 30, 1998, 1.25 to 1.0; and from March 31, 1998 to December 30, 1998, 1.70 to 1.0;".

     4.   Sections 9 and 10 of the Credit Agreement are amended, as follows:

          (a) Section 9.5(c) is amended and restated in its entirety, as follows:



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

          "(c) (i) Purchase money debt for fixed assets incurred under the terms of the Purchase Money Loan Facility, (ii) purchase money debt existing on the Effective Date of the Third Amendment as shown on Schedule 9.5, and
     (iii) other purchase money debt for fixed assets (including capitalized leases or other non-cancelable leases having a term of 12 months or longer) not to exceed an aggregate amount, for the Company and its Subsidiaries incurred while no Default or Event of Default exists under this Agreement or the other loan documents, of Five Million Dollars ($5,000,000) (or the equivalent thereof in any other currency, as applicable) at any one time outstanding;".

          (b) Section 10.1(g) of the Credit Agreement is amended to add, in the fifth line thereof (following the words "Senior Debt Documents") the words ", the Purchase Money Loan Facility".

     5. New Exhibit L (setting forth the form of the Covenant Compliance Report) in the form of Attachment 1 hereto shall replace existing Exhibit L to the Credit Agreement in its entirety. Those replacement schedules to the Credit Agreement set forth on Attachment 2 shall replace in their entirety, the comparable, existing schedules to the Credit Agreement, as applicable, and new
Schedule 9.5 is added to the Credit Agreement in the form of Attachment 3.

     6. In reliance upon the Company's Covenant Compliance Certificate (and supporting calculations) dated as of August 1, 1997, the Banks hereby waive compliance by the Company and its Subsidiaries with the Funded Debt Ratio in effect under Section 8.5 (f) of the Credit Agreement and with the Interest Coverage Ratio in effect under Section 8.6(b), of the Credit Agreement, in each case for the Company's fiscal quarter ending as of June 30, 1997, but not otherwise.

     7. This Third Amendment shall become effective (according to the terms hereof) on the date (the "Effective Date of the Third Amendment") that the following conditions have been fully satisfied by the Company (the "Conditions"):

     (a)  Agent shall have received:

          i. counterpart originals of this Third Amendment, duly executed and delivered by the Company, the Permitted Borrowers and Guarantors, the Agent and the requisite Banks, and in form satisfactory to Agent and the requisite Banks,

          ii. certified copies of resolutions of the Boards of Directors of each of the Company, each of the undersigned Permitted Borrowers which is a Domestic Subsidiary and each of the undersigned Guarantors which is a Domestic Subsidiary (and powers of attorney, where applicable) authorizing, as applicable, the execution and delivery of this Third Amendment, and the performance by such undersigned parties of each of their respective obligations under the Amended Credit Agreement (as defined below); and



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

          iii. a certificate of the Secretary or other authorized officer of each of the Company, each of the undersigned Permitted Borrowers which is a Domestic Subsidiary and each of the undersigned Guarantors which is a Domestic Subsidiary certifying the names of the officer or officers of such undersigned parties, as the case may be, authorized to sign this Third Amendment and any other Loan Document including any Request for Advance or Letter of Credit Agreement together with a sample of the true signature of each such officer; and

     (b) Company shall have paid to Agent, for distribution to the Banks, an amendment fee in the amount of $135,000, for distribution to the Banks based on the Percentages;

provided however that, subject to the foregoing, the waiver set forth in paragraph 6 of this Third Amendment shall be given retroactive effect to June 30, 1997. With respect to the undersigned Permitted Borrowers and Guarantors which are Foreign Subsidiaries, Company shall deliver or cause to be delivered to Agent, no later than October 15, 1997, corporate authority documents substantially similar to those identified in subparagraph (a)(ii) and a(iii) of this paragraph 7 ratifying the execution and delivery by such party of this Third Amendment; provided that until all such documents have been delivered, no Advances shall be available to any of such Permitted Borrowers.

     8. The expiration date for completion of the matters identified in (a) subparagraphs 6(a) through 6(c) of the Second Amendment is hereby extended to September 30, 1997 and (b) in the proviso to Section 5 of the Second Amendment is hereby extended to October 15, 1997. Furthermore, Company and each of the Permitted Borrowers hereby agrees, pursuant to Section 14.7 of the Credit Agreement, to make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered, all such amendments to the local share pledges and to the other Collateral Documents as shall be advisable or required under applicable local law to maintain the perfection of the liens granted thereunder and proof that any appropriate financing statements, collateral and other documents covering the Collateral described therein have been executed and delivered by the appropriate parties and recorded or filed in such jurisdictions and such other steps have been taken as necessary to maintain the perfection of the security interests or other liens granted thereby, all at the written request, from time to time, of Agent or the Majority Banks, with the applicable steps to be completed as soon as practicable following each such request, but in no event later than ninety (90) days thereafter.

     9. Each of Company, the undersigned Permitted Borrowers and the undersigned Guarantors hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution and delivery of this Third Amendment and the performance by each of the Company and the undersigned Permitted Borrowers of their respective obligations under the Credit Agreement as amended hereby (herein, as so amended, the "Amended Credit Agreement") are within such undersigned's corporate powers, have been duly authorized, are not in contravention of law or the terms of its articles of incorporation or bylaws or other organic documents of the parties thereto, as applicable, and except as have been previously obtained (or as referred to in Section 7.15 of the Amended Credit Agreement) do not require the consent or approval, material to



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

the amendments contemplated in the Amended Credit Agreement, of any governmental body, agency or authority, and the Amended Credit Agreement, will constitute the valid and binding obligations of such undersigned parties enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, ERISA or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), and (b) the continuing representations and warranties set forth in Sections 7.1 through 7.20, inclusive, of the Amended Credit Agreement are true and correct on and as of the date hereof, and such representations and warranties are and shall remain continuing representations and warranties during the entire life of the Amended Credit Agreement.

     10. Except as specifically set forth above, this Third Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, or any of the other Loan Documents, or to constitute a waiver by Banks or Agent of any right or remedy under the Credit Agreement or any of the other Loan Documents.

     11. Unless otherwise defined to the contrary herein, all capitalized terms used in this Third Amendment shall have the meanings set forth in the Credit Agreement.

     12. This Third Amendment shall be a contract made under and governed by the internal laws of the State of Michigan, and may be executed in counterpart, in accordance with Section 14.10 of the Credit Agreement.

                              * * *

                   [SIGNATURES FOLLOW ON SUCCEEDING PAGES]




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


     IN WITNESS WHEREOF, Company, the Banks and Agent have each caused this Third Amendment to be executed by their respective duly authorized officers or agents, as applicable, all as of the date first set forth above.


COMERICA BANK,                         WALBRO CORPORATION
  as Agent


By: /s/ Mark B. Grover
   ----------------------            By:   /s/ Michael A. Shope
                                        ---------------------------------------
Its: Vice President                  Its: Chief Financial Officer and Treasurer
    ---------------------                --------------------------------------
One Detroit Center                   6242 Garfield Street
500 Woodward Avenue                  Cass City, Michigan 48726
9th Floor MC 3265                    Attn: Michael A. Shope
Detroit, Michigan 48226
Attention: Mark B. Grover


BANKS:                                 COMERICA BANK



                                       By: /s/ Mark B. Grover
                                          ---------------------------
                                       Its:  Vice President
                                           --------------------------
                                       One Detroit Center



                                       HARRIS TRUST AND SAVINGS BANK



                                       By: /s/ Jeffrey C. Nicholson
                                          ---------------------------
                                       Its:  Vice President
                                           --------------------------




               (First Signature Page to Third Amendment)

                                       NATIONAL CITY BANK



                                       By: /s/ Carlton M. Faison
                                          ------------------------
                                       Its: Vice President
                                           -----------------------



                                       THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                       CHICAGO BRANCH



                                       By: /s/ Hajime Watanabe
                                          ------------------------
                                       Its: Deputy General Manager
                                          ------------------------



                                       THE BANK OF NEW YORK



                                       By: /s/ William Barnum
                                          ------------------------
                                       Its: Vice President
                                          ------------------------


                                       SOCIETE GENERALE



                                       By: /s/ Joseph A. Philbin
                                          ------------------------
                                       Its: Vice President
                                          ------------------------



                  (Second Signature Page to Third Amendment)

                                       COOPERATIEVE CENTRALE RAIFFEISEN-
                                       BOERENLEENBANK B.A.

                                       "RABOBANK NEDERLAND", NEW YORK
                                       BRANCH



                                       By: /s/ David J. Thompson
                                          ----------------------------
                                       Its: Vice President
                                           ---------------------------
                                       And By: /s/ W. Pieter C. Kodde
                                              ------------------------
                                       Its: Vice President
                                           ---------------------------




Acknowledged and Agreed by the undersigned (by their respective duly authorized officers or agents, as applicable), all as of the date first set forth above:


                                       WALBRO AUTOMOTIVE CORPORATION,
                                       a Delaware corporation


                                       By: /s/ Michael A. Shope
                                          ----------------------------
                                       Its: Treasurer
                                           ---------------------------



                                       SHARON MANUFACTURING COMPANY,
                                           a Michigan corporation



                                       By: /s/ Michael A. Shope
                                          ----------------------------
                                       Its: Treasurer
                                           ---------------------------

                  (Third Signature Page to Third Amendment)

                                       WALBRO ENGINE MANAGEMENT
                                       CORPORATION, a Delaware corporation



                                       By: /s/ Michael A. Shope
                                          ---------------------------
                                       Its: Treasurer
                                           --------------------------


                                       WHITEHEAD ENGINEERED PRODUCTS, INC., a
                                       Delaware corporation



                                       By: /s/ Michael A. Shope
                                          ---------------------------
                                       Its: Treasurer
                                           --------------------------


                                       WALBRO JAPAN, INC., a Japanese company



                                       By: /s/ Michael A. Shope
                                          ---------------------------
                                       Its:
                                           --------------------------














              (Fourth Signature Page to Third Amendment)

                                       WALBRO AUTOMOTIVE GmbH, a
                                       German company



                                       By: /s/ Daniel L. Hittler
                                          ---------------------------
                                       Its:  Secretary
                                           --------------------------


                                       WALBRO NETHERLANDS B.V., a
                                       Dutch company



                                       By: /s/ Daniel L. Hittler
                                          ---------------------------
                                       Its:  Secretary
                                           --------------------------


                                       WALBRO AUTOMOTIVE S.A, a
                                       French company



                                       By: /s/ Daniel L. Hittler
                                          ---------------------------
                                       Its:  Secretary
                                           --------------------------


                                       WALBRO AUTOMOTIVE N.V., a
                                       Belgian company


                                       By: /s/ Daniel L. Hittler
                                          ---------------------------
                                       Its:  Secretary
                                           --------------------------
               (Fifth Signature Page to Third Amendment)

                                       WALBRO AUTOMOTIVE A.S., a
                                       Norwegian company



                                       By:/s/ Daniel L. Hittler
                                          ----------------------
                                       Its: Secretary
                                           ---------------------


                                       WALBRO AUTOMOTIVE LIMITED, an
                                       English Company



                                        By:/s/ Daniel L. Hittler
                                           ----------------------
                                        Its: Secretary
                                            ---------------------


                                       WALBRO AUTOMOTIVE S.A., a
                                       Spanish company



                                        By:/s/ Daniel L. Hittler
                                           ----------------------
                                        Its: Secretary
                                            ---------------------











               (Sixth Signature Page to Third Amendment)

                               EXHIBIT L
                              REPLACEMENT
                      COVENANT COMPLIANCE REPORT



To: Comerica Bank, as Agent

    Re: Amended and Restated Walbro Corporation $135,000,000 Credit Agreement dated as of September 22, 1995 (as amended or otherwise modified from time to time, the "Agreement")


    This Covenant Compliance Report ("Report") is furnished pursuant to Section 8.3(b) and/or (c) of the Agreement and sets forth various information as of____, 199__ (the "Computation Date").

    1. Consolidated Tangible Net Worth (Section 8.4 of the Agreement). On the Computation Date, the Consolidated Tangible Net Worth, which was required to be at all times not less than $95,000,000 plus the sum of the Net Income Adjustment plus the Equity Offering Adjustment, was $_____, as computed in the supporting documents attached hereto as Schedule 1.

    2. Funded Debt Ratio (Section 8.5 of the Agreement). On the Computation Date, the Company's Funded Debt Ratio, which is required to be less than___, was _____ as computed pursuant to Section 1.75 of the Agreement in the supporting documents attached hereto as Schedule 2.

    3. Interest Coverage Ratio (Section 8.6 of the Agreement). On the Computation Date, the Interest Coverage Ratio, which is required to be not less than_____was_____ as computed pursuant to Section 1.88A of the Agreement in the supporting documents attached hereto as Schedule 3.

    4. Debt (Section 9.5 of the Agreement). On the Computation Date, the Company and its Subsidiaries were obligated for the following Debt:

    (a) purchase money debt for fixed assets, which is required to be less than an aggregate amount of $5,000,000 at all times, was $______ , as computed in the supporting documents attached hereto as Schedule 4(a); and

    (b) other Debt for borrowed money, which is required to be less than an aggregate amount of $5,000,000, was $______ , as computed in the supporting documents attached hereto as Schedule 4(b).

    5. Investments (Section 9.8 of the Agreement). As of the Computation Date, the Company and its Subsidiaries had made or allowed to remain outstanding the following Investments, Loans and/or other advances:

    (a) loans or advances to any officers or employees of the Company or a Subsidiary, which are required to less than an aggregate amount of $2,000,000, was $______ , as set forth in the supporting documents attached hereto as Schedule 5(a);

    (b) Investments in and/or loans or advances to U.S. Coexcell, which is required to be an aggregate amount not more than $4,000,000, was $___, as set forth in the supporting documents attached hereto as Schedule 5(b);

    (c) Company, which is required to own(directly or indirectly) not less than 80% of the share capital of U.S. Coexcell, owned______%;

    (d) Intercompany Loans, Advances or Investments to Company's Significant Foreign Subsidiaries, which is required to be an aggregate amount not more than $______, was $______ , as set forth in the supporting documents attached hereto as Schedule 5(d);

    (e) Intercompany Loans, Advances or Investments to Company's Subsidiaries which are not Significant Subsidiaries, which is required to be an aggregate amount not more than $5,000,000, was $______, as set forth in the supporting documents attached hereto as Schedule 5(e);

    (f) loans, advances or investments in the DEZ Joint Venture, which is not permitted to exceed an aggregate amount of $10,000,000, was $______, as set forth in the supporting documents attached hereto as Schedule 5(f); and

    (g) loans, advances or investments in any Joint Venture or any non-100% Subsidiary (excluding U.S. Coexcell and DEZ Joint Venture), which are not permitted to exceed an aggregate amount of $______, was $______, as set forth in the supporting documents attached hereto as Schedule 5(g).

    6. Capital Expenditures. As of the Computation Date, the Company and its Subsidiaries, which were not permitted to have made Capital Expenditures in an aggregate amount greater than $________, had made Capital Expenditures in the amount of $______, as set forth in the upporting documents attached hereto as
Schedule 6. [THIS COMPUTATION MADE ONLY IN CONNECTION WITH COVENANT COMPLIANCE CERTIFICATE DELIVERED IN CONNECTION WITH SECTION 8.3(b)]

    7. Operating Leases. As of the Computation Date, the Company and its Subsidiaries, which were not permitted to have Operating Lease Expense in an aggregate amount greater than $8,000,000, had Operating Lease Expense in the amount of $_______, as set forth in the supporting documents attached hereto as
Schedule 7. [THIS COMPUTATION MADE ONLY IN CONNECTION WITH COVENANT COMPLIANCE CERTIFICATE DELIVERED IN CONNECTION WITH SECTION 8.3(b)]

    The undersigned officer of Company, hereby certifies on behalf of Company that to the best of his knowledge, after due inquiry:

    A. All of the information set forth in this Report (and in any Schedule attached hereto) is true and correct in all material respects.

    B. As of the Computation Date, the Company and the Permitted Borrower have observed and performed, in all material respects, other than as set forth above, all of their covenants contained in Sections 9.5, 9.6 and 9.8 through 9.11, 9.15 and 9.16 of the Agreement.

    C. I have reviewed the above provisions of the Agreement on behalf of the Company, and based on such review this Report is accurate.

    D. Except as stated as Schedule D hereto (which shall describe any existing Event of Default or event which with the passage of time and/or the giving of notice, would constitute an Event of Default and the notice and period of existence thereof and any action taken with respect thereto or contemplated to be taken by Company or Permitted Borrower), no Event of Default, or event which with the passage of time and/or the giving of notice would constitute an Event of Default, has occurred and is continuing on the date of this Report.

    Capitalized terms used in this Report and in the schedules hereto, unless specifically defined to the contrary, have the meanings given to them in the Agreement.

     IN WITNESS WHEREOF, Company has caused this Report to be executed and delivered by its duly authorized officer this _______ day of 199__.


                              WALBRO CORPORATION



                              By:________________________________

                              Its:_______________________________


[This form of Covenant Compliance Report is subject in all respects to the terms and conditions of the Agreement which shall govern in the event of any inconsistencies or omissions.]




                                       3